EXHIBIT 99.1

Onto Innovation Welcomes Stephen D. Kelley

to its Board of Directors

Wilmington, Mass., January 24, 2023 – Onto Innovation Inc. (NYSE: ONTO) (“Onto Innovation”, “Onto”, or the “Company”) today announced Stephen D. Kelley has joined its board of directors.

With over 30 years of leadership experience within the semiconductor industry, Steve Kelley brings to Onto Innovation’s board of directors a strong background in executive management and first-hand knowledge of Onto’s customer base across the entire value chain. He currently serves as president and chief executive officer of Advanced Energy Industries, Inc., which designs and manufactures highly engineered power delivery systems for semiconductor wafer fab equipment and other mission-critical applications. Prior to that, he was president and chief executive officer of Amkor Technology, a leading outsourced semiconductor assembly and test (OSAT) company from 2013 to 2020, which gives him significant knowledge of advanced packaging processes. He has also held executive leadership roles at leading semiconductor manufacturers: Texas Instruments; Philips Semiconductors; and Cree.

“Steve will bring significant executive leadership experience to the Onto Innovation board of directors. He has a long and impressive history of business experience at many of the customers served by Onto. We expect his broad technology experience and intimate knowledge of our global customer base will bring great insights to our board,” said Christopher Seams, chairman of Onto Innovation’s board of directors.

“Onto Innovation delivers process control solutions across the entire semiconductor value chain, including bare wafer manufacturing, advanced nodes in memory and logic, specialty devices, and advanced packaging. Steve led several organizations across this value chain from front-end to packaging and his insights will be valuable in setting strategy for Onto Innovation as we become a more valued partner to our customers,” said Mike Plisinski, chief executive officer of Onto Innovation.

Mr. Kelley concluded, “Onto Innovation has become an important global partner for many of the leading semiconductor companies. I respect their focus on collaborative partnerships and their ability to deliver innovations that help improve yields and reduce cost. I am looking forward to bringing my expertise to this talented team.”

About Onto Innovation Inc.

Onto Innovation is a leader in process control, combining global scale with an expanded portfolio of leading-edge technologies that include: Un-patterned wafer quality; 3D metrology spanning chip features from nanometer scale transistors to large die interconnects; macro defect inspection of wafers and packages; metal interconnect composition; factory analytics; and lithography for advanced semiconductor packaging. Our breadth of offerings across the entire semiconductor value chain combined with our connected thinking approach results in a unique perspective to help solve our customers’ most difficult yield, device performance, quality, and reliability issues. Onto Innovation strives to optimize customers’ critical path of progress by making them smarter, faster and more efficient. With headquarters and manufacturing in the U.S., Onto Innovation supports customers with a worldwide sales and service organization. Additional information can be found at www.ontoinnovation.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include statements relating to Onto Innovation’s business momentum and future growth; the benefit to customers and the capabilities of Onto Innovation’s products and customer service; Onto Innovation’s ability to both deliver products and services consistent with our customers’ demands and expectations and strengthen its market position, Onto Innovation’s beliefs about market opportunities as well as other matters that are not purely historical data. Onto Innovation wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Onto Innovation’s control. Such factors include, but are not limited to, length, severity and potential business impact of the COVID-19 pandemic, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; fluctuations in customer capital spending and any potential impact as a result of the novel coronavirus situation; the Company’s ability to effectively manage its supply chain and adequately source components from suppliers to meet customer demand; its ability to adequately protect its intellectual property rights and maintain data security; its ability to effectively maneuver global trade issues and changes in trade and export license policies; the Company’s ability to maintain relationships with its customers and manage appropriate levels of inventory to meet customer demands; and the Company’s ability to successfully integrate acquired businesses and technologies. Additional information and considerations regarding the risks faced by Onto Innovation are available in Onto Innovation’s Form 10-K report for the year ended January 1, 2022 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Onto Innovation’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Onto Innovation does not assume any obligation to update the forward-looking information contained in this press release.

###

Source: Onto Innovation Inc.

ONTO-I

Contacts:

Investor Relations:

Michael Sheaffer, +1 978.253.6273

mike.sheaffer@ontoInnovation.com